Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Chatham Lodging Trust's Annual Report on Form 10 K for the year ended December 31, 2016. We also hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Chatham Lodging Trust of our report dated February 27, 2017 relating to the financial statements of INK Acquisition, LLC & Affiliates, which appears in Chatham Lodging Trust’s Annual Report on Form 10-K for the year ended December 31, 2016. We also hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Chatham Lodging Trust of our report dated February 27, 2017 relating to the financial statements of IHP I Owner JV, LLC & Affiliates, which appears in Chatham Lodging Trust’s Annual Report on Form 10-K for the year ended December 31, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
December 28, 2017